SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2001

TYSON FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-3400	71-0225165
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 WEST OAKLAWN DRIVE, SPRINGDALE, ARKANSAS 72762-6999

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (501) 290-4000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events and Regulation FD Disclosure.

On January 1, 2001, Tyson Foods, Inc. ("Tyson") entered into a definitive merger agreement (the "Merger Agreement") with IBP, inc. ("IBP") to acquire all outstanding shares of IBP. On March 29, 2001, Tyson announced it was terminating the Merger Agreement and filed suit against IBP in Arkansas Chancery Court. On March 30, 2001, IBP answered a preexisting complaint in the Delaware Court of Chancery (the "Delaware Court") by IBP shareholders alleging breaches of fiduciary duty by IBP directors. IBP simultaneously asserted cross claims against Tyson for specific performance and a declaratory judgment that Tyson was not entitled to rescind or terminate the Merger Agreement. On March 30, 2001, the Delaware Court set a May 14, 2001 trial date and ordered expedited discovery. On April 2, 2001, IBP amended its cross claim against Tyson for alleged breach of a confidentiality agreement dated as of December 4, 2000 (the "Confidentiality Agreement"). On April 18, 2001, the Delaware Court denied Tyson's motion to dismiss or stay IBP's cross claims in favor of Tyson's action in the Arkansas Court. On April 20, 2001, the Delaware Court entered an order temporarily restraining Tyson from prosecuting or proceeding with its action in the Arkansas Court.

On April 23, 2001, Tyson answered IBP's cross claims and counterclaimed (the "Counterclaim") against IBP in the Delaware Court. The Counterclaim generally asserted (i) Tyson was fraudulently induced to enter into the Merger Agreement; (ii) IBP would be unjustly enriched if it retained $66.5 million advanced by Tyson upon entering into the Merger Agreement; and (iii) Tyson properly terminated the Merger Agreement because IBP breached representations and warranties. On May 3, 2001, Tyson amended its Counterclaim asserting negligent misrepresentation, material misrepresentation and mistake of contract. The Counterclaim requested rescission of the Merger Agreement, return of moneys advanced by Tyson and a determination the Merger Agreement was properly terminated.

Trial on the claims described above occurred between May 14, 2001 and May 25, 2001 in the Delaware Court. On June 15, 2001, the Delaware Court issued its decision. The Court granted IBP's claim for specific performance and denied all of Tyson's claims for relief.

On June 18, 2001, Tyson issued a press release regarding the decision of the Delaware Court (the "Press Release"). The text of the Press Release is attached as Exhibit 99(a) to this report and is incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99(a) Text of the Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TYSON FOODS, INC.

Date: June 18, 2001 By: _/s/ R. Read Hudson

R. Read Hudson

Secretary and Corporate Counsel

Exhibit 99(a)

Media Contact: Ed Nicholson (501) 290-4591

Investor Contact: Louis Gottsponer

(501) 290-4826

Tyson and IBP Meet on Proposed Merger

Springdale, AR (June 18, 2001) Tyson Foods, Inc. (NYSE: TSN) announced that it and IBP, inc. (NYSE: IBP) held a positive and productive meeting Sunday afternoon. Both parties agreed to work toward completing a merger of the two companies on financial terms identical to those previously agreed. Although details have not been finalized, based on these discussions, Tyson does not currently expect to appeal Friday's decision of the Delaware Chancery Court.

John Tyson, Chairman, President and CEO of Tyson said, "As I first said in December, combining the operations of Tyson and IBP will create a protein company with unmatched reach. The new company will have unparalleled ability to develop innovative, branded food products that fit today's changing consumer lifestyles."

Mr. Tyson continued, "The management of both Tyson and IBP continue to believe the combination of these two companies is a great strategic and financial decision, a fact both Bob Peterson and I testified to at trial. We both performed our duties as senior managers of our respective companies in the courtroom and harbor no resulting ill will. We are satisfied that IBP's accounting issues have been resolved and have every confidence in Dick Bond and his management team. We look forward to their contribution as we work together to run the world's premier protein provider."

About Tyson Foods, Inc.

Tyson Foods, Inc., headquartered in Springdale, Ark., is the world's largest fully integrated producer, processor and marketer of chicken and chicken-based convenience foods, with 68,000 team members and 7,400 contract growers in 100 communities. Tyson has operations in 18 states and 15 countries and exports to 73 countries worldwide. Tyson is the recognized market leader in almost every retail and foodservice market it serves. Through its Cobb-Vantress subsidiary, Tyson is also a leading chicken breeding stock supplier. In addition, Tyson is the nation's second largest maker of corn and flour tortillas under the Mexican Original® brand, as well as a leading provider of live swine.

About IBP, inc.

IBP, inc., headquartered in Dakota Dunes, South Dakota, is the world's largest supplier of premium fresh beef and pork products, with more than 60 production sites in North America, joint venture operations in China, Ireland and Russia and sales offices throughout the world. The company, which generated annual sales exceeding $16 billion, employs 50,000 people.

Forward Looking Statements.

Certain statements contained in this communication are "forward-looking statements," such as statements relating to future events and the proposed Tyson merger with IBP. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Among the factors that may cause actual results to differ materially from those expressed in, or implied by, the statements are the following: (i) the risk that Tyson and IBP will not successfully integrate their combined operations; (ii) the risk that Tyson and IBP will not realize estimated synergies; (iii) unknown costs relating to the proposed merger; (iv) risks associated with the availability and costs of financing, including cost increases due to rising interest rates; (v) fluctuations in the cost and availability of raw materials, such as feed grain costs; (vi) changes in the availability and relative costs of labor and contract growers; (vii) market conditions for finished products, including the supply and pricing of alternative proteins; (viii) effectiveness of advertising and marketing programs; (ix) changes in regulations and laws, including changes in accounting standards, environmental laws, and occupational, health and safety laws; (x) access to foreign markets together with foreign economic conditions, including currency fluctuations; (xi) the effect of, or changes in, general economic conditions; and (xii) adverse results from on-going litigation. Tyson undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT INFORMATION

MORE DETAILED INFORMATION PERTAINING TO TYSON'S PROPOSED MERGER WITH IBP WILL BE SET FORTH IN APPROPRIATE FILINGS TO BE MADE WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), IF AND WHEN MADE. SHAREHOLDERS ARE URGED TO READ ANY RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS WILL BE ABLE TO OBTAIN A FREE COPY OF ANY FILINGS CONTAINING INFORMATION ABOUT TYSON, LASSO AND IBP, WITHOUT CHARGE, AT THE SEC'S INTERNET SITE (HTTP://WWW.SEC.GOV). COPIES OF ANY FILINGS CONTAINING INFORMATION ABOUT TYSON CAN ALSO BE OBTAINED, WITHOUT CHARGE, BY DIRECTING A REQUEST TO TYSON FOODS, INC., 2210 WEST OAKLAWN DRIVE, SPRINGDALE, ARKANSAS 72762-6999, ATTENTION: OFFICE OF THE CORPORATE SECRETARY (501) 290-4000.

Tyson and certain other persons named below may be deemed to be participants in the solicitation of proxies. The participants in this solicitation may include the directors and executive officers of Tyson. A detailed list of the names of Tyson's directors and officers is contained in Tyson's proxy statement for its 2001 annual meeting, which may be obtained without charge at the SEC's Internet site (http://www.sec.gov) or by directing a request to Tyson at the address provided above.

As of the date of this communication, none of the foregoing participants individually beneficially owns in excess of 5% of IBP's common stock. Except as disclosed above and in Tyson's proxy statement for its 2001 annual meeting and other documents filed with the SEC, to the knowledge of Tyson, none of the directors or executive officers of Tyson has any material interest, direct or indirect, by security holdings or otherwise, in Tyson or IBP.

This communication is not an offer to purchase shares of IBP, nor is it an offer to sell shares of Tyson Class A common stock which may be issued in any proposed merger with IBP. Any issuance of Tyson Class A common stock in any proposed merger with IBP would have to be registered under the Securities Act of 1933, as amended and such Tyson stock would be offered only by means of a prospectus complying with the Act.